        As filed with the Securities and Exchange Commission on October 17, 2000
                                                       Registration No. 33-55699


===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                         POST-EFFECTIVE AMENDMENT NO. 1

                                   to Form S-8



                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933





                       NATIONAL SEMICONDUCTOR CORPORATION
             (Exact name of registrant as specified in its charter)



          DELAWARE                                           95-2095071
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                          Identification Number)


                            2900 Semiconductor Drive
                                 P.O. Box 58090
                       Santa Clara, California 95052-8090
                    (Address of principal executive offices)
        Registrant's telephone number including area code: (408) 721-5000
                        ---------------------------------



                             PERFORMANCE AWARD PLAN
                            (Full Title of the Plan)


                             JOHN M. CLARK III, Esq.
                     Senior Vice President, General Counsel
                                  and Secretary
                       NATIONAL SEMICONDUCTOR CORPORATION
                    2900 Semiconductor Drive, P.O. Box 58090
                           Santa Clara, CA 95052-8090
                                  (408) 721-6529


          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            DEREGISTRATION OF SHARES

     Pursuant to the Registration Statement on Form S-8, No. 33-55699 (the "Registration Statement"), National Semiconductor Corporation, a Delaware corporation (the "Company"), registered 1,000,000 shares of its Common Stock, $0.50 par value per share ("Common Stock"), issuable under the Performance Award Plan (the "Plan"). The Plan has now been terminated and no further shares will be issued under it. The Company hereby removes from registration under the Registration Statement 806,344 shares of Common Stock which remain unissued in connection with the Plan.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing this Post-Effective Amendment to the Registration Statement on Form S-8 (Registration No. 33-55699) and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Santa Clara, California on October 16, 2000.

                                 NATIONAL SEMICONDUCTOR CORPORATION

                                      By   BRIAN L. HALLA*
                                         ----------------------------------
                                           Brian L. Halla
                                           Chairman of the Board, and Chief
                                           Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement on Form S-8 has been signed below by the following persons in the capacities indicated on October 16, 2000.

BRIAN L. HALLA*                             Chairman of the Board, President,
-----------------------------               Chief Executive Officer and Director
(Brian L. Halla)                            (Principal Officer)

DONALD MACLEOD*                             Executive Vice President, Finance
-----------------------------               and Chief Financial Officer
(Donald Macleod)                            (Principal Financial Officer)

LEWIS CHEW*                                 Vice President and Controller
-----------------------------               (Principal Accounting Officer)
(Lewis Chew)


GARY P. ARNOLD*                             Director
-----------------------------
(Gary Arnold)


ROBERT J. FRANKENBERG*                      Director
-----------------------------
(Robert J. Frankenberg)


E. FLOYD KVAMME*                            Director
-----------------------------
(E. Floyd Kvamme)


MODESTO A. MAIDIQUE*                        Director
-----------------------------
(Modesto A. Maidique)


EDWARD R. MCCRACKEN*                        Director
-----------------------------
(Edward R. McCracken


*By:     JOHN M. CLARK III
         ------------------------------
         John M. Clark III

                       NATIONAL SEMICONDUCTOR CORPORATION

                                  EXHIBIT INDEX

Exhibit Number                            Description of Exhibit
--------------                            ----------------------
      24                                  Power of Attorney